UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014 (January 17, 2014)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of James R. Lyski, Executive Vice President and Chief Marketing Officer

James R. Lyski resigned from The Scotts Miracle-Gro Company (the “Company”) on January 17, 2014. Mr. Lyski served as the Company's Executive Vice President and Chief Marketing Officer. On January 22, 2014, The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of the Company, and Mr. Lyski entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”). The Separation Agreement addresses the payments and benefits to which Mr. Lyski is entitled in connection with his resignation.

Pursuant to the terms of the Separation Agreement, Scotts LLC will pay or make the following amounts and benefits available to Mr. Lyski on or after January 17, 2014: (a) severance pay equal to 24 months of salary at Mr. Lyski's regular monthly base pay, payable in accordance with Scotts LLC standard payroll procedures commencing on or after the first day of the seventh month beginning after January 17, 2014; (b) a one-time lump sum payment of $24,000 for Mr. Lyski’s use in searching for employment; (c) for a period of 18 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Mr. Lyski paid as an active employee; (d) a prorated annual bonus award equal to the amount Mr. Lyski would have received had he remained employed for the entire 2014 fiscal year, but pro-rated based upon the actual base salary paid to Mr. Lyski through January 17, 2014, payable no later than December 15, 2014; and (e) a one-time lump sum payment in the amount of $200,000. All amounts payable to Mr. Lyski under the Separation Agreement will be subject to all applicable withholdings and deductions required by federal, state and local taxing authorities.

The payments and benefits described above are the only amounts to which Mr. Lyski is entitled under the Separation Agreement (or any other agreement). He also remains entitled to any vested benefits he had as of January 17, 2014 under other benefit plans or programs maintained by the Company or its subsidiaries, including The Scotts Company LLC Retirement Savings Plan and The Scotts Company LLC Executive Retirement Plan, and any award agreements thereunder to which Mr. Lyski is a party.

The Separation Agreement, together with the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Lyski on April 6, 2011, which will continue in effect following his resignation, also contains various restrictive covenants, including covenants relating to noncompetition, confidentiality, cooperation and nonsolicitation.

The foregoing is a brief description of the terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired:
         Not applicable.
(b)    Pro forma financial information:
         Not applicable.
(c)     Shell company transactions:
         Not applicable.
(d)    Exhibits:

Exhibit No.	Description
10.1	Separation Agreement and Release of All Claims, entered into and effective as of January 22, 2014, by and between The Scotts Company LLC and James R. Lyski

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: January 23, 2014	By: /s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated January 23, 2014
The Scotts Miracle-Gro Company

Exhibit No.	Exhibit Description
10.1	Separation Agreement and Release of All Claims, entered into and effective as of January 22, 2014, by and between The Scotts Company LLC and James R. Lyski

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